PRICING SUPPLEMENT No. T2431

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 July 29, 2022

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

■   Linked to an international equity index basket comprised of the EURO STOXX 50® Index (45%); the FTSE® 100 Index (20%); the Nikkei 225 Index (20%); the Swiss Market Index® (7.50%); and the S&P/ASX 200 Index (7.50%) (the “Basket”)

■   Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount will depend, in each case, on the basket closing level on the relevant call date

■   Automatic Call. If the basket closing level on any call date including the final calculation day is greater than or equal to the starting level, the securities will be automatically called for the face amount plus the call premium applicable to that call date

Call Date	Call Premium
August 3, 2023	10.20% of the face amount
August 5, 2024	20.40% of the face amount
August 4, 2025	30.60% of the face amount
July 27, 2026 (the “final calculation day”)	40.80% of the face amount

■   Maturity Payment Amount. If the basket closing level on each call date (including the final calculation day) is less than the starting level, the securities will not be automatically called, and on the stated maturity date, you will receive a cash payment per security in U. S. dollars determined as follows:

▪   If the ending level is greater than or equal to the threshold level, you will receive the face amount of your securities at maturity

▪   If the ending level is less than the threshold level, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Basket in excess of 10%

■    The threshold level is equal to 90% of the starting level

■    You may lose up to 90% of the face amount

■    Any positive return on the securities will be limited to the applicable call premium, even if the basket closing level on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Basket beyond the applicable fixed call premium

■    All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■    No exchange listing; you should be willing and able to hold your securities to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, product supplement, prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$28.25	$971.75
Total	$2,050,000	$57,912,50	$1,992,087.50
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of $28.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $17.50 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 face amount of the securities on the pricing date is $961.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are unsecured obligations of Credit Suisse, and all payments on the securities are subject to the credit risk of Credit Suisse.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Terms of the Securities
Market Measure:	A basket (the “Basket”) comprised of the following unequally weighted basket components (each, a “Basket Component” and, together, the “Basket Components”), with the return of each Basket Component having the weighting noted parenthetically: EURO STOXX 50® Index (45%); the FTSE® 100 Index (20%); the Nikkei 225 Index (20%); the Swiss Market Index® (7.50%); and the S&P/ASX 200 Index (7.50%)
Pricing Date:	July 29, 2022
Issue Date:	August 3, 2022
Original Offering Price:	$1,000 per security
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the basket closing level on any call date (including the final calculation day) is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the basket closing level on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Basket beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	August 3, 2023	10.20% of the face amount	$1,102.00
	August 5, 2024	20.40% of the face amount	$1,204.00
	August 4, 2025	30.60% of the face amount	$1,306.00
	July 27, 2026	40.80% of the face amount	$1,408.00
We refer to July 27, 2026 as the “final calculation day.” Each call date may be postponed pursuant to “Postponement of a Call Date” below, if applicable. To the extent that we make any change to the expected issue date, the call dates may also be changed in our discretion to ensure that the term of the securities remains the same.
Call Settlement Date:	Five business days after the applicable call date; provided that the call settlement date for the final calculation day is the stated maturity date, subject to postponement as set forth in “Postponement of Call Date” below, if applicable.

PRS-2

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•    if the ending level is less than the starting level but greater than or equal to the threshold level:

•    if the ending level is less than the threshold level:

If the ending level is less than the threshold level, you will receive less than the face amount of your securities at maturity, and you may lose up to 90% of your investment.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Stated Maturity Date:	August 3, 2026. If the final calculation day is postponed for any Basket Component, the stated maturity date will be the later of (i) August 3, 2026 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Call Date” below. To the extent that we make any change to the expected issue date, the stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity date is not a business day, the payment to be made at maturity will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to maturity. No interest or other payment will be payable hereon because of any such postponement of the stated maturity date.
Starting Level:	The “starting level” is 100.
Ending Level:	The basket closing level on the final calculation day.
Basket Closing Level:	On any calculation day, the “basket closing level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 45% of the component return of the EURO STOXX 50® Index on such calculation day; (B) 20% of the component return of the FTSE® 100 Index on such calculation day; (C) 20% of the component return of the Nikkei 225 Index on such calculation day; (D) 7.50% of the component return of the Swiss Market Index® on such calculation day; and (E) 7.50% of the component return of the S&P/ASX 200 Index on such calculation day.
Threshold Level:	90, which is equal to 90% of the starting level.
Buffer Amount:	10%
Basket Return:	The “basket return” will be equal to: ending level – starting level starting level
Component Return:	On any calculation day, the “component return” of a Basket Component will be equal to:

PRS-3

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

basket component closing level – initial component level

initial component level

where,

•         the “initial component level” will be the closing level of such Basket Component on the pricing date; and

•         the “basket component closing level” for any calculation day will be the closing level of such Basket Component on such calculation day.

The initial component levels of the basket components are as follows: EURO STOXX 50® Index (3708.10); FTSE® 100 Index (7423.43); Nikkei 225 Index (27801.64); Swiss Market Index® (11145.91); S&P/ASX 200 Index (6945.150).

Postponement of a Call Date:	If any call date is not a trading day with respect to any Basket Component, such call date for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. A call date for a Basket Component is also subject to postponement due to the occurrence of a market disruption event with respect to such Basket Component, as set forth in “Additional Terms of the Securities—Market Disruption Events.” Each call date is sometimes referred to herein as a “calculation day” and collectively as the “calculation days.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of $28.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $17.50 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

PRS-4

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)         the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)         the expression "retail investor" means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA") and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.

PRS-5

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Events of Default:

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, as though the date of acceleration were the final calculation day; provided that if the closing level of the Basket on the date of acceleration is equal to or greater than the starting level, then the maturity payment amount will be calculated using a call premium that is prorated to the date of acceleration.

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•      a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22553QD53

PRS-6

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-7

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

■	believe that the basket closing level will be greater than or equal to the starting level on one of the call dates;

■	desire to limit downside exposure to the Basket through the buffer amount;

■	seek the potential for a fixed return if the Basket has appreciated at all as of any of the call dates in lieu of full participation in any potential appreciation of;

■	understand that if the basket closing level is less than the starting level on each of the call dates (including the final calculation day), they will not receive any positive return on their investment in the securities;

■	understand that if the ending level is less than the threshold level, they will receive less than the face amount per security at maturity, and they may lose up to 90% of their investment;

■	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

■	are willing to forgo interest payments on the securities and dividends on the securities included in the Basket; and

■	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the face amount of the securities at maturity;

■	believe that the basket closing level will be less than the starting level on each of the call dates;

■	seek a security with a fixed term;

■	are unwilling to accept the risk that, if the basket closing level is less than the starting level on each of the call dates (including the final calculation day), they will not receive any positive return on their investment in the securities;

■	are unwilling to accept the risk that the ending level may be less than the threshold level;

■	seek full return of the face amount of the securities at maturity;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to certain non-U.S. equity markets;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment upon an automatic call or the maturity payment amount for the securities, as applicable;

■	are unwilling to accept the credit risk of Credit Suisse; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket, please see the section titled “The Basket” below.

PRS-8

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Trade date	Pricing date
Principal amount	Face amount
Valuation date	Final calculation day
Maturity date	Stated maturity date
Early redemption	Automatic call
Observation date	Call date
Early redemption date	Call settlement date
Initial Basket level	Starting level
Final Basket level	Ending level
Knock-in level	Threshold level

PRS-9

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Determining Timing and Amount of Payment on the Securities

The below payout graph shows how the payment per security is calculated:

PRS-10

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called, You May Lose Some, And Possibly Up To 90% Of The Face Amount Of Your Securities At Maturity.

If the securities are not automatically called, you may receive less at maturity than you originally invested in the securities. If the ending level is less than the threshold level, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the level of the Basket to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 90% of the starting level. As a result, you may receive less than the face amount per security at maturity, and you could lose up to 90% of your entire investment, even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

No Periodic Interest Will Be Paid On The Securities.

We will not pay interest on the securities. You could receive less upon automatic call or at maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities.

The Potential Return On The Securities Is Limited To The Call Premium.

If the securities are automatically called, the appreciation potential of the securities will be limited to the call premium applicable to the relevant call date, regardless of any appreciation in the Basket, which may be significant. The Basket may appreciate by significantly more than the percentage represented by the applicable call premium, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the basket closing level. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on an earlier call date, you will not receive the highest potential call premium.

The Probability That The Ending Level Will Be Less Than The Threshold Level Will Depend On The Volatility Of The Basket Components.

“Volatility” refers to the frequency and magnitude of changes in the level of the Basket Components. The greater the expected volatility with respect to the Basket Components on the pricing date, the higher the expectation as of the pricing date that the ending level could be less than the threshold level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the pricing date. The volatility of the Basket Components can change significantly over the term of the securities. The levels of the Basket Components could fall sharply, which could result in a loss of 90% of the face amount of the securities. You should be willing to accept the downside market risk of the Basket and the potential to lose a significant portion of the face amount per security at maturity.

PRS-11

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same call premiums as the securities.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.

A call date (including the final calculation day) with respect to a Basket Component will be postponed if the applicable originally scheduled call date is not a trading day with respect to any Basket Component. In addition, a call date (including the final calculation day) for a Basket Component will be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Basket Component on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Call Date” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Basket Components

Changes In The Values Of The Basket Components May Offset Each Other.

Movements in the levels of the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the return of the Basket, increases in the level of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Components.

The Basket Components Are Not Equally Weighted.

The securities are linked to a basket of more than one Basket Component, and the Basket Components have significantly different weights in determining the value of the Basket. The same percentage change in each of the Basket Components could therefore have different effects on the basket closing level because of the unequal weighting. For example, if the weighting of one Basket Component is greater than the weighting of another Basket Component, a 5% decrease from the initial component level to the basket component closing level with the greater weighting will have a greater impact on the basket closing level than a 5% increase from the initial component level to the basket component closing level with the lesser weighting.

The Basket Components May Be Highly Correlated in Decline.

The performances of the Basket Components may become highly correlated during periods of declining prices. This may occur because of the events that have broad effects on markets generally or on the Basket Components specifically. If the Basket Components become correlated in decline, the depreciation of one Basket Component will not be offset by the performance of the other Basket Components and, in fact, each Basket Components may contribute to an overall decline from the starting level to the ending level.

The Closing Level Of The Basket Components Will Not Be Adjusted For Changes In Exchange Rates Relative To The U.S. Dollar Even Though The Equity Securities Included In The Basket Components Are Traded In A Foreign Currency And The Securities Are Denominated In U.S. Dollars.

The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the Basket Components are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

Foreign Securities Markets Risk.

Some or all of the equity securities included in the Basket Components are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of

PRS-12

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the Basket Components may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the Basket Components, and therefore the performance of the Basket and the value of the securities.

Historical Performance Of Any Basket Component Is Not Indicative Of Its Future Performance.

The future performance of any Basket Component cannot be predicted based on its historical performance. We cannot guarantee that the closing level of any Basket Component will be at a level that would result in a positive return on your overall investment in the securities.

Except To The Extent That Credit Suisse Is Included In The Swiss Market Index®, We And Our Affiliates Generally Do Not Have Any Affiliation With Any Basket Component Or Basket Component Sponsor And Are Not Responsible For Its Public Disclosure of Information.

While we or our affiliates may from time to time own securities of companies included in the Basket, we and our affiliates do not control any company included in any Basket Component. Except to the extent that Credit Suisse is included in the Swiss Market Index®, we are not responsible for any disclosure made by any other company.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a Basket Component contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Basket Components.

The Swiss Market Index® Is Concentrated In A Small Number Of Constituents.

The Swiss Market Index® consists of a small number of constituents. Depending on the weightings of each Swiss Market Index® constituent at the time, the level of the Swiss Market Index® may be heavily dependent on just few constituents at any given time, which means that those constituents will disproportionately and significantly affect the performance of the Swiss Market Index®. As a result, you may be exposed to concentration risk in a small number of constituents.

Changes To Any Basket Component Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in any Basket Component, make other methodological changes that could change the level of any Basket Component, or discontinue or suspend calculation or dissemination of any Basket Component at any time. If one or more of these events occurs, the calculation of the maturity payment amount will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to a Basket Component” and “Additional Terms of the Securities—Discontinuance of a Basket Component” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Basket Component.

We cannot control the actions of any issuers of the equity securities included in or held by any Basket Component. Actions by such issuers may have an adverse effect on the level of a Basket Component and, consequently, on the value of the securities.

No Ownership Rights Relating To The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Basket Components. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Basket Components.

No Voting Rights Or Dividend Payments.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Basket Components.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Basket Components And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Basket Components. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military,

PRS-13

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in instruments related to the Basket Components. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.” Therefore, in addition to the levels of any Basket Component, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general, such as:

o	the expected and actual volatility of the Basket and the Basket Components;

o	the expected and actual correlation, if any, between the Basket Components;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Basket Components;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Basket Components or markets generally and which may affect the level of the Basket Components; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

PRS-14

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) is less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

PRS-15

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately four months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-16

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any call date) could adversely affect the level of the Basket and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

PRS-17

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual initial component level of any Basket Component. The hypothetical initial component level of 100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual initial component level for any Basket Component. The actual initial component level for each Basket Component is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Basket Components and the performance of the Basket, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	1st call date	10.20%
	2nd call date	20.40%
	3rd call date	30.60%
	4th call date	40.80%
Hypothetical Initial Component Level:	For each Basket Component, 100.00

Hypothetical Payout Profile

Hypothetical Security Return
Hypothetical Return of the Basket
First Call Date
Second Call Date
Third Call Date
Final Call Date
Final Call Date (Call Premium 40.80%)
Third Call Date (Call Premium 30.60%)
Second Call Date (Call Premium 20.40%)
First Call Date (Call Premium 10.20%)
10.00% buffer
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%

PRS-18

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return
1st call date	$1,102.00	10.20%
2nd call date	$1,204.00	20.40%
3rd call date	$1,306.00	30.60%
4th call date	$1,408.00	40.80%

If the securities are not automatically called:

Hypothetical ending level	Hypothetical basket return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at maturity to the face amount of $1,000.

Hypothetical Examples

Example 1.  The basket closing level on the first call date increases by 15% from the starting level, and the securities are automatically called on the first call date:

	EURO STOXX 50® Index	FTSE® 100 Index	Nikkei 225 Index	Swiss Market Index®	S&P/ASX 200 Index
Hypothetical initial component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical basket component closing level on the first call date:	120.00	112.00	112.00	115.00	101.00
Component return:	20.00%	12.00%	12.00%	15.00%	1.00%

Based on the component returns set forth above, the hypothetical basket closing level on the first call date would equal:

100 × [1 + (45% × 20.00%) + (20% × 12.00%) + (20% × 12.00%) + (7.50% × 15.00%) + (7.50% × 1.00%)] = 115

Because the hypothetical basket closing level on the first call date is greater than the hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 10.20% of the face amount per security. Even though the Basket appreciated by 15.00% from the starting level to its basket closing level on the first call date in this example, your return is limited to the call premium of 10.20% that is applicable to the first call date.

On the call settlement date, you would receive $1,102.00 per security.

PRS-19

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The basket closing level on the final calculation day is greater than the starting level, and the securities are automatically called on the final calculation day:

	EURO STOXX 50® Index	FTSE® 100 Index	Nikkei 225 Index	Swiss Market Index®	S&P/ASX 200 Index
Hypothetical initial component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical basket component closing level on the final calculation day (i.e., the ending level):	107.00	104.00	103.00	104.00	102.00
Component return:	7.00%	4.00%	3.00%	4.00%	2.00%

Based on the component returns set forth above, the hypothetical basket closing level on the final calculation day would equal:

100 × [1 + (45% × 7.00%) + (20% × 4.00%) + (20% × 3.00%) + (7.5% × 4.00%) + (7.5% × 2.00%)] = 105

The securities are not automatically called prior to the final calculation day. Because the basket closing level on the final calculation day is greater than the starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 40.80% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,408.00 per security.

Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than the threshold level and the maturity payment amount is equal to the face amount:

	EURO STOXX 50® Index	FTSE® 100 Index	Nikkei 225 Index	Swiss Market Index®	S&P/ASX 200 Index
Hypothetical initial component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical basket component closing level on the final calculation day (i.e., the ending level):	80.00	110.00	108.50	102.00	102.00
Component return:	-20.00%	10.00%	8.50%	2.00%	2.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (45% × -20.00%) + (20% × 10.00%) + (20% × 8.50%) + (7.5% × 2.00%) + (7.5% × 2.00%)] = 95

The securities are not automatically called prior to the final calculation day. Because the hypothetical ending level is less than the starting level but greater than or equal to the threshold level, you would receive the face amount of your securities at maturity. In this example, the 20.00% decrease in the EURO STOXX 50® Index has a significant impact on the ending level notwithstanding the percentage increases in the other basket components due to the weighting of the EURO STOXX 50® Index.

On the stated maturity date, you would receive $1,000.00 per security.

PRS-20

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:

	EURO STOXX 50® Index	FTSE® 100 Index	Nikkei 225 Index	Swiss Market Index®	S&P/ASX 200 Index
Hypothetical initial component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical basket component closing level on the final calculation day (i.e., the ending level):	35.00	50.00	65.00	60.00	90.00
Component return:	-65.00%	-50.00%	-35.00%	-40.00%	-10.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (45% × -65.00%) + (20% × -50.00%) + (20% × -35.00%) + (7.5% × -40.00%) + (7.5% × -10.00%)] = 50

Because the hypothetical basket closing level on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the threshold level, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to:

= $1,000 + [$1,000 × basket return + buffer amount]

= $1,000 + [$1,000 × [(50 – 100)/100] +10%]

= $1,000 + [$1,000 × -0.40]

= $600.00

On the stated maturity date, you would receive $600.00 per security.

PRS-21

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the FTSE® 100 Index, the Nikkei 225 Index, the Swiss Market Index® or the S&P/ASX 200 Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Basket Component are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Basket Component is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Basket Component and (ii) each related futures or options exchange with respect to such Basket Component is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying a Basket Component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Basket Component.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to maturity and the amount of the payment you receive upon automatic call or at maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing levels of the Basket Components under certain circumstances;

•	determine if adjustments are required to the closing level of a Basket Component under various circumstances; and

•	if publication of a Basket Component is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of such Basket Component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the FTSE® 100 Index, the Nikkei 225 Index, the Swiss Market Index® or the S&P/ASX 200 Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to securities which then comprise 20% or more of the level of such Basket Component or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

PRS-22

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Basket Component or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Basket Component or any successor equity index are traded or any related futures or options exchange with respect to such Basket Component or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying such Basket Component or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the FTSE® 100 Index, the Nikkei 225 Index, the Swiss Market Index® or the S&P/ASX 200 Index:

(1)	the relevant percentage contribution of a security to the level of such Basket Component or any successor equity index will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security and (y) the overall level of such Basket Component or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Basket Component or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Basket Component or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Basket Component or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Basket Component or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Basket Component or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Basket Component or any successor equity index on which each relevant stock exchange for the securities underlying such Basket Component or any successor equity index and each related futures or options exchange with respect to such Basket Component or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

PRS-23

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such Basket Component or any successor equity index, and the aggregate of all securities included in such Basket Component or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Basket Component or successor equity index:

•      a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•     any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•      the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)

Any of the following events occurs or exists with respect to futures or options contracts relating to such Basket Component or any successor equity index:

•     a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•     any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•     the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Basket Component or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Basket Component or successor equity index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50® Index:

(1)	the relevant percentage contribution of a security included in such Basket Component or any successor equity index to the level of such Basket Component will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security to (y) the overall level of such Basket Component, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

PRS-24

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

(3)

an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such Basket Component or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to a Basket Component on any calculation day, then such calculation day for such Basket Component will be postponed to the first succeeding trading day for such Basket Component on which a market disruption event for such Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Basket Component. If a calculation day has been postponed eight trading days for a Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Basket Component on such eighth trading day, the calculation agent will determine the closing level of such Basket Component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Basket Component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the FTSE® 100 Index, the Nikkei 225 Index, the Swiss Market Index® or the S&P/ASX 200 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Basket Component is calculated and published by the relevant index sponsor) on such date of each security included in such Basket Component.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the FTSE® 100 Index, the Nikkei 225 Index, the Swiss Market Index® or the S&P/ASX 200 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Basket Component is calculated and published by the relevant index sponsor. Notwithstanding a postponement of a calculation day for one Basket Component due to a market disruption event with respect to such Basket Component, the originally scheduled calculation day will remain the calculation day for the other Basket Components if such other Basket Components are not affected by a market disruption event.

Adjustments to a Basket Component

If at any time the method of calculating a Basket Component or a successor equity index, or the closing level thereof, is changed in a material respect, or if a Basket Component or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Basket Component or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Basket Component or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating a Basket Component or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Basket Component or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Component

If a sponsor or publisher of a Basket Component (each, an “index sponsor”) discontinues publication of a Basket, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Basket Component (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Basket Component on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of a Basket Component prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the discontinuance, but using only those securities that comprised such Basket Component immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Basket

PRS-25

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Component, the successor equity index or level will be used as a substitute for such index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of a Basket Component, the calculation agent will calculate a substitute closing level of such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the failure, but using only those securities that comprised such Basket Component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Basket Component, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, a Basket Component may adversely affect the value of the securities.

PRS-26

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The Basket

The Basket will represent an unequally weighted portfolio of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: the EURO STOXX 50® Index (45%); the FTSE® 100 Index (20%); the Nikkei 225 Index (20%); the Swiss Market Index® (7.50%); and the S&P/ASX 500 Index (7.50%). The value of the Basket will increase or decrease depending upon the performance of the Basket Components. For more information regarding the Basket Components, see the information provided herein and in the accompanying underlying supplement.

While historical information on the level of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 3, 2017 to July 29, 2022, assuming that the Basket was constructed on January 3, 2017 with a starting level of 100 and that each of the Basket Components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.

The hypothetical historical Basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

PRS-27

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information about the EURO STOXX 50® Index.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 3, 2017 to July 29, 2022. The closing level on July 29, 2022 was 3708.10. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

PRS-28

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The FTSE® 100 Index

The FTSE® 100 Index is an equity index that is composed of the 100 largest companies traded on the London Stock Exchange. See “The Reference Indices-The FTSE Russell Indices-The FTSE® 100 Index” in the accompanying underlying supplement for additional information about the FTSE® 100 Index.

Historical Information

We obtained the closing levels of the FTSE® 100 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the FTSE® 100 Index for the period from January 3, 2017 to July 29, 2022. The closing level on July 29, 2022 was 7423.43. The historical performance of the FTSE® 100 Index should not be taken as an indication of the future performance of the FTSE® 100 Index during the term of the securities.

PRS-29

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The Nikkei 225 Index

The Nikkei Stock Average Index, also known as the Nikkei 225 Index, is an equity index that measures the performance of 225 underlying stocks trading on the Tokyo Stock Exchange. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. See “The Reference Indices- The Nikkei 225 Index” in the accompanying underlying supplement for additional information about the Nikkei 225 Index.

Historical Information

We obtained the closing levels of The Nikkei 225 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Nikkei 225 Index for the period from January 3, 2017 to July 29, 2022. The closing level on July 29, 2022 was 27801.64. The historical performance of the Nikkei 225 Index should not be taken as an indication of the future performance of the Nikkei 225 Index during the term of the securities.

PRS-30

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The Swiss Market Index®

The Swiss Market Index® is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The index sponsor of the Swiss Market Index® is SIX Swiss Exchange Ltd. See “The Reference Indices- Swiss Market Index®” in the accompanying underlying supplement for additional information about the Swiss Market Index®.

Historical Information

We obtained the closing levels of The Swiss Market Index® in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Swiss Market Index® for the period from January 3, 2017 to July 29, 2022. The closing level on July 29, 2022 was 11145.91. The historical performance of the Swiss Market Index should not be taken as an indication of the future performance of the Swiss Market Index® during the term of the securities.

PRS-31

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

The S&P/ASX 200 Index

The S&P/ASX 200 Index is a float adjusted market capitalization-weighted index that measures the performance of the 200 largest stocks listed on the Austalian Securities Exchange. See “The Reference Indices- The S&P Dow Jones Indices- The S&P/ASX 200 Index” in the accompanying underlying supplement for additional information about the S&P/ASX 200 Index.

Historical Information

We obtained the closing levels of The S&P/ASX 200 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P/ASX 200 Index for the period from January 3, 2017 to July 29, 2022. The closing level on July 29, 2022 was 6945.150. The historical performance of the S&P/ASX 200 Index should not be taken as an indication of the future performance of the S&P/ASX 200 Index during the term of the securities.

PRS-32

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-33

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-34

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an International Equity Index Basket due August 3, 2026

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated July 22, 2022 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on July 22, 2022. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 22, 2022, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on July 22, 2022. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

PRS-35